                                                                    EXHIBIT 10.5

                 STOCKHOLDER AGREEMENT, dated as of November 17, 1995, by and among APPLIED ANALYTICAL INDUSTRIES, INC., a Delaware corporation (the "Corporation"), GS CAPITAL PARTNERS II, L.P., a Delaware limited partnership ("GSCP"), GS CAPITAL PARTNERS II OFFSHORE, L.P., GOLDMAN, SACHS & CO. VERWALTUNGS GMBH, STONE STREET FUND 1995, L.P. AND BRIDGE STREET FUND 1995, L.P., each of which is an Affiliate (as defined below) of GSCP (collectively referred to as the "GSCP Parties"), NORO-MOSELEY PARTNERS III, L.P., a Delaware limited partnership ("Noro"), WAKEFIELD GROUP LIMITED PARTNERSHIP, a North Carolina limited partnership ("Wakefield," together with the GSCP Parties and Noro, the "Investors"), JAMES L. WATERS ("Waters"), FREDERICK D. SANCILIO ("Sancilio") and the parties set forth on Schedule 1 hereto (together with Waters and Sancilio, the "Current Stockholders").

                             W I T N E S S E T H :

         WHEREAS, the Corporation, the Investors and Waters are parties to that certain Preferred Stock Purchase Agreement, dated as of November 17, 1995 (the "Purchase Agreement"), pursuant to which the Investors and Waters have purchased shares of Series A Convertible Preferred Stock of the Corporation, par value $.01 per share (the "Series A Preferred Stock"), from the Corporation.

         WHEREAS, the Purchase Agreement contemplates that the parties hereto will enter into this Stockholder Agreement and the parties hereto deem it to be in their best interests to establish and set forth their agreement with respect to certain rights and obligations associated with ownership of shares of Stock (as hereinafter defined);

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

         SECTION 1. Certain Definitions. As used herein, the following terms shall have the following meanings (capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Purchase Agreement):

         1.1. Affiliate shall mean (i) with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) with respect to any individual, shall also mean the spouse, parent, grand parent, uncle, aunt, father-in-law, mother-in-law, sibling, child, step-child, grandchild, niece or nephew of such Person, or the spouse thereof, or any trust, charitable foundation or similar entity of which there are no principal beneficiaries other than such Person and/or one or more of such relatives or any undesignated charity, and, when used with respect to Waters, shall include Richard L. Bennett and, when used with respect to Richard L. Bennett, shall include Waters. Notwithstanding the foregoing, (i) neither the Corporation nor any Person controlled by the Corporation shall be deemed to be an Affiliate of any Stockholder for purposes of this Agreement and (ii) any transfer by any Investor to its equity investors shall be considered a transfer to an Affiliate.

         1.2. Beneficially Own or Beneficial Ownership shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

         1.3. Common Stock shall mean the Class A Voting Common Stock and Class B Non-Voting Common Stock, no par value, of the Corporation.

         1.4. Common Stock Equivalents shall mean securities convertible into, or exchangeable or exercisable for, shares of Common Stock.

         1.5. Competitor shall mean any Person that provides pharmaceutical services on a contract basis to the pharmaceutical industry in the areas of pharmaceutical testing, formulation and/or production.

         1.6. Group shall mean two or more Persons who agree to act together for the purpose of acquiring, holding, voting or disposing of Stock.

        1.7. Joint Affiliate shall mean any Affiliate of both Sancilio and Waters.

         1.8. Other Stockholders with respect to any selling Stockholder, shall mean the Stockholders other than the selling Stockholder.

         1.9. Person shall mean any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

         1.10. Public Sale shall mean a Sale pursuant to a bona fide underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "Securities Act") or pursuant to Rule 144 under the Securities Act.

         1.11. Proportionate Percentage shall mean, as to each Stockholder, the quotient obtained (expressed as a percentage) by dividing (A) the number of shares of Common Stock owned by such Stockholder on the first day of the
Section 4(b) Acceptance Period (as defined in Section 4(b) below) by (B) the aggregate number of shares of Common Stock owned on the first day of the
Section 4(b) Acceptance Period by all Stockholders who exercise their option to purchase Refused Stock (as defined in Section 4(b) below).

         1.12. Sell, as to any Stock, shall mean to sell, or in any other way directly or indirectly transfer, assign, distribute, encumber or otherwise dispose of, either voluntarily or involuntarily; and the terms Sale and Sold shall have meanings correlative to the foregoing.

         1.13. Stock shall mean (i) any shares of Common Stock, and (ii) any Common Stock Equivalents, in either case, whether owned on the date hereof or acquired hereafter (including, without limitation, the Series A Preferred Stock and the Common Stock issuable thereunder).

         1.14. Stockholders shall mean the parties to this Agreement (other than the Corporation) and any other Person who executes, and agrees to be bound by the terms of, this Agreement.

         1.15. Subsidiary shall mean with respect to any Person, (i) any corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or (ii) the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person (for purposes of this subclause (ii) only, Generest, Inc. shall not be considered a subsidiary of the Corporation).

         1.16. Waters Puts shall mean the agreements entered into by Waters and each of Sancilio, William H. Underwood and Anthony F. Arato dated November 17, 1995 pursuant to which Waters has granted to each of Sancilio, William H. Underwood and Anthony F. Arato the right to require Waters to purchase from him up to 3,200 shares, 600 shares and 250 shares, respectively, of Class B Non-Voting Common Stock exercisable within 90 days of the date hereof.

         1.17. Waters-Sancilio Transactions shall mean (i) the transfers of shares of Common Stock in the event of the death of Waters or Sancilio to certain voting trusts pursuant to Sections 4 and 5, respectively, of the Waters-Sancilio Shareholders' Agreement between Waters and Sancilio dated November 17, 1995, (ii) the transfer of shares pursuant to Section 10 of the Voting Trust Agreement the form of which is attached as Exhibit B to the Waters-Sancilio Shareholders' Agreement, (iii) the transfer of shares of Common Stock to a different voting trust in the event of the death of Waters as contemplated by the final paragraph of Section 4 of the Voting Trust Agreement dated November 17, 1995 between Waters and Sancilio and (iv) the purchase of shares of Common Stock by Sancilio pursuant to Section 11 of the Voting Trust Agreement, the form of which is attached as Exhibit D to such Waters-Sancilio Shareholders' Agreement.

         SECTION 2. Methodology for Calculations. For purposes of this Agreement, the Sale of a Common Stock Equivalent shall be treated as the Sale of the shares of Common Stock into which such Common Stock Equivalent can be converted, exchanged or exercised. Except as otherwise provided in this Agreement, for purposes of all calculations under this Agreement (including, without limitation, calculations to determine the ownership of Common Stock of any Stockholder and the percentage of outstanding Common Stock owned by any Stockholder), all Series A Preferred Stock (but no other Common Stock Equivalents) shall be treated as having been converted, exchanged or exercised.

         SECTION 3. Limitations on Sales of Stock by Stockholders. (a) Subject to the remaining subsections of this Section 3, each Stockholder shall not Sell any Stock, whether owned on the date hereof or acquired hereafter, other than:

                     (i) by Sale in accordance with Sections 4, 5 and 6 hereof;

                    (ii)   by Sale pursuant to any of the Waters Puts;

                   (iii)   any Waters-Sancilio Transaction;

                    (iv)   by Sale to an Affiliate; or

                     (v)   in a Public Sale.

         (b) In addition to the restrictions set forth in paragraph (a) above, no Investor shall Sell any Stock for a period of two (2) years from the date hereof (the "Mandatory Holding Period"); provided, however, that the foregoing restriction shall not apply to any Sale (i) by an Other Stockholder to a Section 5 Offeror, a Section 6 Offeror or a Buying Stockholder, as the case may be, pursuant to Section 5, 6 or 7 of this Agreement, (ii) by a GSCP Party to another GSCP Party or an Affiliate of a GSCP Party (a "GSCP Affiliate"), (iii) by any other Investor to an Affiliate thereof, or (iv) which is approved by the Corporation and by the holders of at least 70% of the then outstanding Voting Shares (as defined below) voting as a single class (excluding for purposes of this calculation all Voting Shares Beneficially Owned by the proposed transferor and its Affiliates), which consent may be granted or withheld in the sole discretion of the Corporation and such voting shareholders. "Voting Shares" shall mean all voting securities of the Corporation (including, without limitation, any shares of Class A Common Stock and Series A Preferred Stock).

         (c) In addition to the restrictions set forth in paragraph (a) and (b) above, from and after the termination of the Mandatory Holding Period, no Investor shall Sell any Stock to any Competitor (except for any Sale by an Other Stockholder to a Section 5 Offeror, a Section 6 Offeror or a Buying Stockholder, as the case may be, pursuant to Section 5, 6 or 7 of this Agreement), unless such Sale is approved by the Corporation and by the holders of 70% of the then outstanding Voting Shares voting as a single class (excluding for purposes of this calculation all Voting Shares Beneficially Owned by the proposed transferor and its Affiliates), which consent may be granted or withheld in the sole discretion of the Corporation and such voting shareholders.

         (d) Anything contained herein to the contrary notwithstanding, any transferee of Stock (other than a transferee of a Public Sale) who is not a Stockholder shall upon consummation of, and as a condition to, such Sale (A) execute, and agree to be bound by the terms of, this Agreement and shall thereafter be deemed a Stockholder for all purposes of this Agreement, (B) execute and deliver a certificate in a form reasonably satisfactory to the Corporation in which such person certifies that (I) it is purchasing the Stock for its own account, for investment and not with a view to the distribution thereof and (II) that such Sale is otherwise being made in compliance with all applicable federal and state law (including, without limitation, federal and state securities laws and "blue sky" laws), (C) execute and deliver a certificate to the Corporation substantially in the form of Exhibit A hereto in which such person certifies either (i) that such person is not a Competitor of the Corporation or (ii) that such person is purchasing Stock in compliance with the provisions of Section 3(c) hereof, and (D) execute and deliver a Non-Competition Agreement substantially in the form of Exhibit B hereto or such other form which is acceptable to the Corporation (unless such transferee is a Competitor of the Corporation and such Sale of Stock is made in accordance with the provisions of Section 3(c), in which case the transferee shall not be obligated to execute and deliver a Non-Competition Agreement). Notwithstanding any permitted transfer of Stock to a Person, the Corporation shall not be obligated to disclose any confidential information relating to the Corporation to such Person until such Person executes a Non-Disclosure Agreement substantially in the form of Exhibit C hereto or such other form which is acceptable to the Corporation.

         SECTION 4. Rights of First Offer. In addition to and not in limitation of any other restrictions on Sales of Stock contained in this Agreement, any Sale by a Stockholder (other than a Waters-Sancilio Transaction or pursuant to any of the Waters Puts) shall be solely for cash consideration and shall be consummated only in accordance with the following procedures:

         (a) The selling Stockholder shall first deliver to the Corporation a written notice (a "Section 4 Offer Notice"), which shall (i) state the selling Stockholder's intention to sell Stock to one or more Persons, the amount and type of Stock to be sold (the "Subject Stock"), the purchase price therefor and a summary of the other material terms of the proposed sale and (ii) offer the Corporation and the Other Stockholders the option to acquire all or a portion of such Subject Stock upon the terms and subject to the conditions of the proposed Sale as set forth in the Section 4 Offer Notice (the "Section 4 Offer"), provided that such Section 4 Offer may provide that it must be accepted by the Corporation and the Other Stockholders on an all or nothing basis (an "All or Nothing Sale"). The Section 4 Offer shall remain open and irrevocable for the periods set forth below (and, to the extent the Section 4 Offer is accepted during such periods, until the consummation of the sale contemplated by the Section 4 Offer). The

Corporation shall have the right and option, for a period of 30 days after delivery of the Section 4 Offer Notice (the "Section 4(a) Acceptance Period"), to accept all or any part of the Subject Stock at the purchase price and on the terms stated in the Section 4 Offer Notice; provided, however, that, if the
Section 4 Offer contemplated an All or Nothing Sale, the Corporation may accept, during the Section 4(a) Acceptance Period, all, but not less than all, of the Subject Stock, at the purchase price and on the terms stated in the
Section 4 Offer Notice. Such acceptance shall be made by delivering a written notice to the selling Stockholder and each of the Other Stockholders within the
Section 4(a) Acceptance Period.

         (b) If the Corporation shall fail to accept all of the Subject Stock offered for sale pursuant to, or shall reject in writing, the Section 4 Offer (the Corporation being required to notify in writing the selling Stockholder and each of the Other Stockholders of its rejection or failure to accept in the event of the same), then, upon the earlier of the expiration of the Section 4(a) Acceptance Period or the giving of such written notice of rejection or failure to accept such offer by the Corporation, each Other Stockholder shall have the right and option, for a period of 30 days thereafter (the "Section 4(b) Acceptance Period"), to accept all or any part of the Subject Stock so offered and not accepted by the Corporation (the "Refused Stock") at the purchase price and on the terms stated in the Section 4 Notice; provided, however, that, if the Section 4 Offer contemplated an All or Nothing Sale, the Other Stockholders, in the aggregate, may accept, during the Section 4(b) Acceptance Period, all, but not less than all, of the Subject Stock, at the purchase price and on the terms stated in the Section 4 Offer Notice. Such acceptance shall be made by delivering a written notice to the Corporation and the selling Stockholder within the Section 4(b) Acceptance Period specifying the maximum number of shares such Other Stockholder will purchase (the "First Offer Shares"). If, upon the expiration of the Section 4(b) Acceptance Period, the aggregate amount of First Offer Shares exceeds the amount of Refused Stock, the Refused Stock shall be allocated among the Other Stockholders as follows:
(i) First, each Stockholder shall be entitled to purchase no more than its Proportionate Percentage of Refused Stock; (ii) Second, if any shares of Refused Stock have not been allocated for purchase pursuant to (i) above (the "Remaining Shares"), each Stockholder (an "Oversubscribed Stockholder") which had offered to purchase a number of shares of Refused Stock in excess of the amount of stock allocated for purchase to it in accordance with previous allocations of such shares of Refused Stock, shall be entitled to purchase an amount of Remaining Shares equal to no more than its Proportionate Percentage (treating only Oversubscribed Stockholders as Stockholders for these purposes) of the Remaining Shares; and (iii) Third, the process set forth in (ii) above shall be repeated with respect to any shares of Refused Stock not allocated for purchase until all shares of Refused Stock are allocated for purchase.

         (c) If effective acceptance shall not be received pursuant to Sections 4(a) and 4(b) above with respect to all of the Subject Stock offered for sale pursuant to the Section 4 Offer Notice, then the selling Stockholder may Sell all or any portion of the Stock so offered for sale and not so accepted, at a price not less than the price, and on terms not more favorable to the purchaser thereof than the terms, stated in the Section 4 Offer Notice at any time within 90 days after the expiration of the Section 4(b) Acceptance Period (the "Sale Period"). To the extent the selling Stockholder Sells all or any portion of the Stock so offered for sale during the Sale Period, the selling Stockholder shall promptly notify the Corporation, and the Corporation shall promptly notify the Other Stockholders, as to (i) the number of shares of Stock, if any, that the selling Stockholder then owns, (ii) the number of shares of Stock that the selling Stockholder has sold, (iii) the terms of such Sale and (iv) the name of the owner(s) of any shares of Stock sold. In the event that all of the Stock is not sold by the selling Stockholder during the Sale Period, the right of the selling Stockholder to Sell such unsold Stock shall expire and the obligations of this Section 4 shall be reinstated; provided, however, that, in the event that the selling Stockholder determines, at any time during the Sale Period, that the sale of all of the Stock on the terms set forth in the Section 4 Offer Notice is impractical, the selling Stockholder may terminate the offer and reinstate the procedure provided in this Section 4 without waiting for the expiration of the Sale Period.

         (d) All Sales of Subject Stock to the Corporation and/or the Other Stockholders subject to any one Section 4 Offer Notice shall be consummated contemporaneously at the offices of the Corporation on the later of
(i) a mutually satisfactory business day within 30 days after the expiration of the Section 4(b) Acceptance Period or (ii) the fifth business day following the expiration or termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"), applicable to such sales, or at such other time and/or place as the parties to such sales may agree. The delivery of certificates or other instruments evidencing such Subject Stock duly endorsed for transfer shall be made on such date against payment of the purchase price for such Subject Stock.

         (e) Anything contained herein to the contrary notwithstanding, the selling Stockholder shall, in addition to complying with the provisions of this Section 4 in the event of a proposed sale of Stock, comply with the provisions of Section 5 and 6 (if applicable) hereof.

         (f) The requirements of this Section 4 shall not apply to (i) any Sale of Stock by a Stockholder to an Affiliate of such Stockholder; provided, however that the requirements of this Section 4 shall apply to any Sale of Stock by Waters, Sancilio or any of their Affiliates to a Joint Affiliate, (ii) any Sale of Stock (by an Other Stockholder to a Section 5 Offeror) pursuant to
Section 5 of this Agreement, (iii) any Sale of Stock which is a Public Sale, and (iv) any other Sale as to which the Corporation and the Stockholders waive compliance with this Section 4.

         SECTION 5. Tag-Along Rights. (a) Subject to Section 5(d) and except for any Sale of Stock pursuant to clause (ii), (iii), (iv) or (v) of
Section 3(a) hereof or between Waters (or any of Water's Affiliates) and Sancilio (or any of Sancilio's Affiliates), each Stockholder shall not, alone or in concert with any other Stockholders, in any transaction or series of transactions, Sell any Stock to another Person or Group if, after giving effect to such Sale, such Person or Group together with its Affiliates would Beneficially Own more than 50% in the aggregate of either of the then total outstanding (A) Voting Shares or (B) Common Stock, except in accordance with the following procedures:

         (b)(i) The selling Stockholder shall first deliver to each Other Stockholder a written notice (the "Section 5 Notice"), which shall specifically identify the identity of the proposed transferee (the "Section 5 Offeror"), the amount and type of Stock being Sold, the purchase price therefor, and a summary of the other material terms and conditions of the proposed Sale, and shall contain an offer (the "Section 5 Offer") by the Section 5 Offeror to each Other Stockholder, which shall be irrevocable for a period of 15 days after the later of delivery thereof and the expiration of the Section 4(b) Acceptance Period, to the extent applicable (the "Section 5 Period"), to purchase all of such Other Stockholder's Stock at the Section 5 Purchase Price (as such term is defined below), and upon the other terms offered by the Section 5 Offeror to the selling Stockholder as set forth in the Section 5 Notice. A copy of the
Section 5 Notice shall promptly be sent to the Corporation. The Section 5 Offer may be accepted in whole or in part at the option of each of the Other Stockholders. Notice of an Other Stockholder's intention to accept a Section 5 Offer, in whole or in part, shall be evidenced by a writing signed by such Other Stockholder and delivered to the Section 5 Offeror and the Corporation prior to the end of the Section 5 Period, setting forth the number of shares and class of Stock that such Other Stockholder elects to Sell.

                  (ii) For purposes of this Agreement, the following terms shall have the meanings set forth below:

         "Per Share Price" means an amount equal to the greater of (i) the quotient obtained by dividing (A) the aggregate purchase price to be paid by the Section 5 Offeror in respect of the Stock proposed to be sold by the selling Stockholder as set forth in the Section 5 Notice by (B) the number of shares of Common Stock (including shares of Common Stock obtainable upon the conversion, exchange or exercise of Common Stock Equivalents) proposed to be sold by the selling Stockholder as set forth in the Section 5 Notice and (ii) the quotient of (A) the aggregate purchase price for all of the Stock purchased by the Section 5 Offeror during the nine-month period immediately prior to the date of the Section 5 Notice plus the aggregate purchase price to be paid by the Section 5 Offeror in respect of the Stock proposed to be sold by the selling Stockholder as set forth in the Section 5 Notice, divided by (B) the aggregate number of shares of Common Stock (including shares of Common Stock obtainable upon the conversion, exchange or exercise of Common Stock Equivalents) purchased during such nine-month period plus the number of shares of Common Stock (including shares of Common Stock obtainable upon the conversion, exchange or exercise of Common Stock Equivalents) proposed to be sold by the selling Stockholder as set forth in the Section 5 Notice.

         "Section 5 Purchase Price" shall mean (i) with respect to a share of Common Stock, the Per Share Price and (ii) with respect to a Common Stock Equivalent, an amount equal to (A) the Per Share Price multiplied by (B) the number of shares of Common Stock issuable upon the conversion, exchange or exercise of such Common Stock Equivalent (subject to reduction, if appropriate, for the amount per share of the exercise or purchase price (if any) of such Common Stock Equivalent).

         (c) All Sales of Stock to the Section 5 Offeror shall be consummated contemporaneously at the offices of the Corporation on the later of
(i) a mutually satisfactory business day as soon as practicable, but in no event more than 30 days after the expiration of the Section 5 Period or (ii) the fifth business day following the expiration or termination of all waiting periods under HSR applicable to such sales, or at such other time and/or place as the parties to such sales may agree. The delivery of certificates or other instruments evidencing such Stock duly endorsed for transfer shall be made on such date against payment of the purchase price for such Stock.

         (d) Anything contained herein to the contrary notwithstanding, any selling Stockholder shall, in addition to complying with the provisions of this Section 5, comply with the provisions of Section 4 and 6 (if applicable) hereof.

         SECTION 6. Sancilio Tag-Along Rights. (a) Subject to Section 6(d) and except for any Sale of Stock pursuant to clause (ii), (iii), (iv) or
(v) of Section 3(a) hereof, Sancilio and his Affiliates shall not, alone or in concert, in any transaction or series of transactions, Sell to another Person or Group an amount of Stock equal to 25% of the Common Stock held by Sancilio as of the date hereof, except in accordance with the following procedures:

         (b)(i) Sancilio shall first deliver to each Other Stockholder a written notice (the "Section 6 Notice"), which shall specifically identify the identity of the proposed transferee (the "Section 6 Offeror"), the amount and type of Stock being Sold, the purchase price therefor, and a summary of the other material terms and conditions of the proposed Sale, and shall contain an offer (the "Section 6 Offer") by the Section 6 Offeror to each Other Stockholder, which shall be irrevocable for a period of 15 days after the later of delivery thereof and the expiration of the Section 4(b) Acceptance Period, to the extent applicable (the "Section 6 Period"), to purchase the number of shares of Common Stock obtained by multiplying (A) a fraction, the numerator of which is the number of shares of Common Stock represented by the Stock proposed to be sold (as indicated in the Section 6 Notice) and the denominator of which is the number of shares of Common Stock Beneficially Owned by Sancilio as of the date of the
Section 6 Notice, times (B) the number of shares of Common Stock Beneficially Owned by the Other Stockholder as of the date of the Section 6 Notice, at the
Section 6 Purchase Price (as such term is defined below) and upon the other terms offered by the Section 6 Offeror to Sancilio as set forth in the Section 6 Notice. A copy of the Section 6 Notice shall promptly be sent to the Corporation. The Section 6 Offer may be accepted in whole or in part at the option of each of the Other Stockholders. Notice of an Other Stockholder's intention to accept a Section 6 Offer, in whole or in part, shall be evidenced by a writing signed by such Other Stockholder and delivered to the Section 6 Offeror and the Corporation prior to the end of the Section 6 Period, setting forth the number of shares and class of Stock that such Other Stockholder elects to Sell.

                  (ii) The Section 6 Purchase Price shall be calculated in the same manner as the Section 5 Purchase Price except that references in the definition of "Per Share Price" to (A) the selling Stockholder shall be a reference to Sancilio and his affiliates and (B) the Section 5 Offeror and
Section 5 Notice, shall be a reference to the Section 6 Offeror and Section 6 Notice, respectively.

         (c) All Sales of Stock to the Section 6 Offeror shall be consummated contemporaneously at the offices of the Corporation on the later of
(i) a mutually satisfactory business day as soon as practicable, but in no event more than 30 days after the expiration of the Section 6 Period or (ii) the fifth business day following the expiration or termination of all waiting periods under HSR applicable to such sales, or at such other time and/or place as the parties to such sales may agree. The delivery of certificates or other instruments evidencing such Stock duly endorsed for transfer shall be made on such date against payment of the purchase price for such Stock.

         (d) Anything contained herein to the contrary notwithstanding, Sancilio shall, in addition to complying with the provisions of this Section 6, comply with the provisions of Sections 4 and 5 (if applicable) hereof.

         SECTION 7. Bring-Along Rights. (a) From and after the second anniversary of the date hereof, if one or more Stockholders, whether alone or in concert with any other Stockholder, propose to Sell to any Person or Persons who are not, and following such Sale will not be, affiliated with any of such Stockholder(s) (collectively, a "Buying Stockholder"), in a bona fide arm's-length transaction or series of transactions, including by way of a purchase agreement, tender offer, merger or other business combination transaction or otherwise, 66% or more in aggregate of the then outstanding Common Stock on a fully diluted basis (treating for purposes of these calculations all Common Stock Equivalents as having been converted, exchanged or exercised) (any such transaction being referred to herein as an "Exit Sale"), then the selling Stockholders may elect to require all Other Stockholders to Sell all shares of Stock Beneficially Owned by each of them concurrently with such Exit Sale to such Buying Stockholder at the same purchase price per share (and, in the case of Common Stock Equivalents, such purchase price per share multiplied by the number of shares of Common Stock issuable upon the conversion, exchange or exercise of such Common Stock Equivalent subject to reduction, if appropriate, for the amount per share of the exercise or purchase price (if any) of such Common Stock Equivalent) and upon the same terms and subject to the conditions of the Exit Sale (except that the Investors shall not be required to make any representations and warranties relating to the Company or provide any indemnities with respect thereto).

         (b) The rights set forth in Section 7(a) shall be exercised by giving written notice (the "Section 7 Notice") to each Stockholder setting forth in detail the terms of the proposed Sale and the proposed closing date of the Exit Sale, which proposed date shall not be less than 15 or more than 60 days after such Section 6 Notice is delivered to the Stockholders.

         (c)      All Sales of Stock to the Buying Stockholder pursuant to this
Section 7 shall be consummated contemporaneously at the offices of the Corporation on the later of (i) a business day not less than 15 or more than 60 days after the Section 7 Notice is delivered to the Stockholders or (ii) the fifth business day following the expiration or termination of all waiting periods under HSR applicable to such Sales, or at such other time and/or place as the parties to such Sales may agree. The delivery of certificates or other instruments evidencing such Stock duly endorsed for transfer shall be made on such date against payment of the purchase price for such Stock.

         (d) Anything contained herein to the contrary notwithstanding, the Selling Stockholders shall, in addition to complying with the provisions of this Section 7, comply with the provisions of Section 4 hereof.

         SECTION 8. Preemptive Rights. (a) Except for Excluded Securities (as hereinafter defined), the Corporation shall not issue, sell or exchange, or agree to issue, sell or exchange (collectively, "Issue," and any issuance, sale or exchange resulting therefrom, an "Issuance") (i) any shares of the Corporation's capital stock, (ii) any other equity security of the Corporation, including, without limitation, any options, warrants or other rights to subscribe for, purchase or otherwise acquire any capital stock or other equity security of the Corporation or (iii) any other security of the Corporation that is convertible into or exchangeable for any equity security of the Corporation (collectively, an "Equity Security") unless, in each case, the Corporation shall have first given written notice (the "Offer Notice") to each Stockholder which shall (a) state the Corporation's intention to sell any of the Equity Securities, the amount to be issued, sold or exchanged, the terms of such securities, the purchase price therefor and a summary of the other material terms of the proposed issuance, sale or exchange and (b) offer (a "Preemptive Offer") to Issue to each Stockholder such Stockholder's Pro Rata Share (as defined below) of such securities (with respect to each Stockholder, the "Offered Securities") upon the terms and subject to the conditions set forth in the Offer Notice, which Preemptive Offer by its terms shall remain open and irrevocable for a period of 30 days from the date it is delivered by the Corporation to the Stockholder (and, to the extent the Preemptive Offer is accepted during such 30 day period, until the closing of the sales contemplated by the Preemptive Offer). "Pro Rata Share" for the purposes of this Section shall mean, the quotient of (i) the number of shares of Common Stock owned by the Stockholder on the date of the Preemptive Offer divided by (ii) the total number of shares of Common Stock issued and outstanding on the date of the Preemptive Offer.

                  (b) Notice of a Stockholder's intention to accept a Preemptive Offer, in whole or in part, shall be evidenced by a writing signed by the Stockholder and delivered to the Corporation prior to the end of the 30 day period of such Preemptive Offer (each, a "Notice of Acceptance"), setting forth such portion of the Offered Securities that the Stockholder elects to purchase.

                  (c)(i) In the event that a Notice of Acceptance is not given by a Stockholder in respect of all the Offered Securities, the Corporation shall have 30 days following the earlier of (A) delivery of the Notice of Acceptance or (B) the 30 day period referred to in clause (b) above, if no Notice of Acceptance is delivered, to Issue all or any part of such remaining Offered Securities not covered by the Notice of Acceptance to any other person or persons, but only upon terms and conditions in all respects, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other person or persons or less favorable to the Corporation than those set forth in the Preemptive Offer.

                  (ii) If the Corporation does not consummate the Issuance of all or part of the remaining Offered Securities to such other person or persons within such period, the right provided hereunder shall be deemed to be revived and such securities shall not be offered unless first reoffered to the Stockholders in accordance with this Section 8.

                  (iii) Upon the closing of the Issuance to such other person or persons (the "Other Buyers") of all or part of the remaining Offered Securities, the Stockholder shall purchase from the Corporation, and the Corporation shall Issue to the Stockholder, the Offered Securities covered by the Notice of Acceptance delivered to the Corporation by the Stockholder, on the terms specified in the Preemptive Offer. The purchase by the Stockholder of any Offered Securities is subject in all cases to the execution and delivery by the Corporation and the Stockholder of a purchase agreement relating to such Offered Securities in form and substance similar in all material respects to the extent applicable to that executed and delivered between the Corporation and the Other Buyers.

         (d) As used herein, "Excluded Securities" shall mean: (i) up to 6,668 shares of Common Stock issuable or issued to employees of the Corporation pursuant to the Employee Plans (as defined in the Certificate of Incorporation); (ii) any shares of Common Stock or Series A Preferred Stock issuable pursuant to Section 1.4 of the Purchase Agreement and any shares of Common Stock issuable upon the conversion of any such shares of Series A Preferred Stock; (iii) shares of Common Stock or Common Stock Equivalents issued and outstanding on the date hereof or Common Stock issued upon the conversion or exercise of any such Common Stock Equivalent; (iv) shares of Common Stock issued or issuable as direct consideration for the acquisition by the Corporation of another business entity or in connection with a merger or consolidation as a result of which the holders of the Corporation's outstanding securities immediately prior to the consummation of such transaction hold voting securities in excess of fifty percent (50%) of the voting power of the surviving or resulting entity, which transaction has been approved by the Board and, so long as a Series A Event has not occurred, by the vote or written consent of the holders of a majority of the voting power of the issued and outstanding shares of Series A Preferred Stock, or (v) shares of Common Stock issued in any public offering of the Corporation's securities.

         SECTION 9.        Corporate Governance.

         9.1. Board of Directors. (a) From and after the date hereof and until the occurrence of a Section 9.1 Termination Event (as defined below), the number of members of the Board of Directors of the Corporation (the "Board") shall be six (6), of whom five (5) shall be designated by Waters and Sancilio and, subject to Section 9.1(b), one (1) shall be designated by GSCP. For purposes of this Agreement, a Section 9.1 Termination Event shall occur upon the earlier of (i) a Qualified IPO and (ii) such time as the GSCP Parties together with their Affiliates Beneficially Own less than 10% of the outstanding Common Stock of the Corporation.

         (b) From and after a Qualified IPO and until the GSCP parties together with their Affiliates Beneficially Own less than 10% of the outstanding Common Stock of the Corporation, GSCP shall have the right, unless otherwise waived by it in writing, to designate one person to serve as a director of the Corporation.

         (c)      The person designated by GSCP to the Board pursuant to this
Section 9.1 is referred to as the "GSCP Designee." So long as, pursuant to the Certificate of Incorporation of the Corporation, the holders of Series A Preferred Stock are entitled to elect a director to the Board, the GSCP Designee shall be the Series A Director (as defined in and elected as provided in the Certificate of Incorporation of the Corporation). Simultaneously with the execution and delivery of this Agreement, the Stockholders have elected Joseph Gleberman as the GSCP Designee to the Board.

         (d) At each meeting of stockholders at which the election of directors is on the agenda, the Corporation shall recommend to stockholders the election of the GSCP Designee as a director.

         (e) In the event, after receiving proper notice of a meeting of the Board in accordance with the By-Laws of the Corporation, the GS Designee determines that he will be unable to be present at such meeting, GSCP shall have the right to designate a representative to attend and observe such meeting who shall be entitled to fully participate (other than the right to vote) in such meeting as if he were a director of the Corporation.

         9.2. GSCP Designee. GSCP agrees that the GSCP Designee shall be a partner or employee of Goldman, Sachs & Co. and shall otherwise be, at the time he or she is designated by GSCP, reasonably acceptable to Waters and Sancilio. The GSCP Designee shall have access to all information which is available to other members of the Board of Directors in their capacity as such.

         9.3. Vacancies. So long as GSCP is entitled to nominate a director pursuant to Section 9.1 of this Agreement, the GSCP Designee shall hold his office until his death or resignation or until his successor shall have been duly elected and qualified. If any GSCP Designee shall cease to serve as a director of the Corporation for any reason, the vacancy resulting thereby shall be filled by another person designated by GSCP.

         9.4. Committees; Subsidiaries. For so long as the GSCP Designee shall serve on the Board:

         (a) The Corporation shall, at the request of GSCP, cause the GSCP Designee to be appointed to each of the committees of the Board and to the board of directors or other managing body (and any committee thereof) of any Subsidiary.

         (b) If the GSCP Designee serving on any such committee or any such Board of Directors of a Subsidiary shall cease to serve as a director of the Corporation for any reason or otherwise is unable to fulfill his or her duties on any such committee or Board of Directors, he or she shall be succeeded by a GSCP Designee determined by GSCP.

         9.5. Removal. The Corporation and each Stockholder agrees that no GSCP Designee shall be removed from office without the consent of GSCP and that GSCP shall have the right to remove any GSCP Designee, with or without cause, at any time.

         9.6. Directors' Indemnification. (a) The Corporation shall obtain and cause to be maintained in effect, with financially sound insurers, a policy of directors' and officers' liability insurance in an amount of $5,000,000 or more and upon such terms as are reasonably acceptable to GSCP.

         (b) The Corporation's Certificate of Incorporation or By-Laws, or both, shall to the fullest extent permitted by law provide for indemnification of, and advancement of expenses to, and limitation of the personal liability of, the directors of the Corporation or such other person or persons, if any, who, pursuant to a provision of such Certificate of Incorporation, exercise or perform any of the powers or duties otherwise conferred or imposed upon such directors, which provisions shall not be amended, repealed or otherwise modified in any manner adverse to the directors until at least 6 years following the date that GSCP is no longer entitled to nominate a director pursuant to this Section 9.

         9.7. Expenses. The Corporation shall pay all reasonable travel expenses and other out-of-pocket disbursements incurred by any GSCP Designee to attend meetings of the Board of Directors of the Corporation or any Subsidiary or of any committees thereof.

         9.8. Attendance. GSCP shall use its reasonable best efforts to cause the GSCP Designee to be present (in person or via telephone) at every meeting of the Board of Directors and of each committee established by the Board.

         9.9. Voting Arrangement. So long as GSCP is entitled to nominate one or more persons to serve as a director pursuant to Section 9.1 hereof, each Stockholder agrees to vote all shares of capital stock of the Corporation Beneficially Owned by it (including, without limitation, any shares of capital stock of another Stockholder with respect to which it has voting control whether as a result of a voting trust or otherwise) with respect to the election or removal, to or from the Board, of the GSCP Designee in accordance with the directions of GSCP.

         9.10. Board Observer. From and after the date hereof and until a Qualified IPO, Noro and Wakefield shall have the right to designate a representative to attend and observe all meetings of the board of directors of the Corporation (and any committee thereof) who shall be entitled to participate (other than the right to vote) in any such meeting as if he were a director of the Corporation.

         SECTION 10. Representations and Warranties. (a) Each party hereto represents and warrants to the other parties hereto as follows:

                     (i) It has full power and authority to execute, deliver and perform its obligations under this Agreement.

                    (ii) This Agreement has been duly and validly authorized, executed and delivered by it, and constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

                   (iii) The execution, delivery and performance of this Agreement by it does not (x) violate, conflict with, or constitute a breach of or default under its organizational documents, if any, or any material agreement to which it is a party or by which it is bound or (y) violate any law, regulation, order, writ, judgment, injunction or decree applicable to it.

                    (iv) No consent or approval of, or filing with, any governmental or regulatory body is required to be obtained or made by it in connection with the transactions contemplated hereby.

                     (v) It is not a party to any agreement which is inconsistent with the rights of any party hereunder or otherwise conflicts with the provisions hereof.

        (b) Each Stockholder represents and warrants to the GSCP Parties as follows:

                     (i) Schedule 10(b) hereto sets forth a list of all securities of the Corporation (including, without limitation, shares of capital stock, convertible securities, debentures, etc.) held of record or beneficially owned by it immediately after the Closing.

                    (ii) Except as set forth on Schedule 10(b) hereto, it is not a party to any contract or agreement, written or oral, (i) with respect to the securities of the Corporation (including, without limitation, any voting agreement, voting trust, stockholder's agreement, registration rights agreement, etc.) or (ii) otherwise with or relating to the Corporation.

        (c) Each GSCP Party represents and warrants to the other parties hereto that prior to the date hereof it was not a party to any contract or agreement, written or oral, with respect to the securities of the Corporation.

        SECTION 11. No Inconsistent Agreements. Neither the Corporation nor any Stockholder shall take any action or enter into any agreement which is inconsistent with the rights of any party hereunder or otherwise conflicts with the provisions hereof.

        SECTION 12. Further Assurances. (a) At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

        (b) At any time or from time to time, the parties agree to take all action including, without limitation, voting to approve any amendment to the Certificate of Incorporation or the By-Laws of the Corporation, required to increase the authorized number of shares of Common Stock, if necessary to permit the conversion of all outstanding shares of Series A Preferred Stock.

        SECTION 13. Duration of Agreement. The rights and obligations of a Stockholder under this Agreement shall terminate at such time as such Stockholder no longer is the beneficial owner of any shares of Stock. This Agreement shall terminate upon the consummation of a Qualified IPO (as defined below) except that the terms of Sections 9, 12 and 15 shall survive until, by their respective terms, they are no longer operative. A "Qualified IPO" shall mean a bona fide, firm commitment, underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, (i) resulting in at least $20,000,000 of net proceeds to the Corporation and any selling Stockholders after deducting underwriting discounts and commissions and offering expenses, and (ii) reflecting a net per share offering price (after deducting underwriting discounts and commissions and offering expenses) of at least (A) the Conversion Price (as defined in the Certificate of Incorporation of the Corporation) in effect immediately prior to such public offering, from and after the time the GSCP Parties (I) transfer any of their Series A Preferred Stock to any Person other than a GSCP Affiliate or
(II) exercise any of their demand registration rights under the Registration Rights Agreement, and (B) otherwise, (I) 125% of the Conversion Price in effect immediately prior to such public offering, if the offering is consummated by November 17, 1996 or (II) 150% of the Conversion Price in effect immediately prior to such public offering, if the offering is consummated after November 17, 1996.

        SECTION 14. Major Transactions. (a) From and after the date hereof and until a Qualified IPO, the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, take any of the following actions without first obtaining the approval (by vote or written consent, as provided by law) of the holders of 70% of the then outstanding Class A Common Stock (treating for purposes of these calculations all shares of Series A Preferred Stock but no other Common Stock Equivalents as having been converted into Common Stock):

                     (i) consolidate or merge into or with any other person, sell or transfer all or a substantial portion of its assets to another person, or enter into any other similar business combination transaction or effect any transaction or series of transactions in which more than fifty percent (50%) of its voting securities are transferred to another person;

                    (ii)   voluntarily liquidate, dissolve or wind up;

                   (iii) purchase, acquire or obtain any capital stock or other proprietary interest, directly or indirectly, in any other entity or all or substantially all of the business or assets of another Person for consideration (including assumed liabilities) in excess of $3,000,000;

                    (iv) enter into or commit to enter any joint ventures (other than in the ordinary course of business) or any partnerships or establish any non-wholly-owned subsidiaries, in each case, where the contributions or investments by the Corporation is in excess of $3,000,000 in cash or assets;

                     (v) expand into new lines of business (other than in the pharmaceutical industry);

                    (vi) sell, lease, transfer or otherwise dispose of any asset or group of assets (other than sales of inventory to customers in the ordinary course of business), in an aggregate amount (as to the Corporation and all of its Subsidiaries), for consideration in excess of $10,000,000;

                   (vii) create, incur, assume or suffer to exist any indebtedness of the Corporation or any of its Subsidiaries for borrowed money (which shall include for purposes hereof capitalized lease obligations and guarantees or other contingent obligations for indebtedness for borrowed money) in an aggregate amount (as to the Corporation and all of its Subsidiaries) in excess of $10,000,000 excluding such indebtedness that exists as of the date hereof;

                  (viii) mortgage, encumber, create, incur or suffer to exist, liens on its assets, in an aggregate amount (as to the Corporation and all of its Subsidiaries) in excess of $10,000,000 excluding liens on assets that exist as of the date hereof;

                    (ix) pay, or set aside any sums for the payment of, any dividends, or make any distribution on, any shares of its capital stock or redeem, repurchase or otherwise acquire any outstanding shares of its capital stock or any other of its outstanding securities or debt for borrowed money (including capital leases) (except for indebtedness to the extent it becomes due in accordance with its terms and except for the repayment of indebtedness in an aggregate amount (as to the Corporation and all of its Subsidiaries) of up to $5,000,000), except in connection with the issuance of Common Stock upon conversion of the Series A Preferred Stock;

                     (x) make or commit to make capital expenditures in any year in an aggregate amount (as to the Corporation and all of its Subsidiaries) in excess of $5,000,000;

                    (xi) (A) issue, sell or grant any capital stock or other securities except for (I) the issuance of or payment of dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (II) the issuance of Common Stock and/or Series A Preferred pursuant to Section 1.4 of the Purchase Agreement, (III) the issuance of Common Stock upon conversion of the Series A Preferred Stock issued or issuable pursuant to the Purchase Agreement, (IV) the issuance of no more than 4,418 shares of Common Stock to employees of the Corporation pursuant to the Corporation's Employee Plans (as defined in the Corporation's Certificate of Incorporation), or (V) the issuance of shares of Common Stock upon the conversion, exchange or exercise of any Common Stock Equivalent outstanding as of the date hereof, (B) register any securities under the Securities Act other than the registration of securities pursuant to the Registration Rights Agreement or (C) grant any registration rights other than pursuant to the Registration Rights Agreement;

                   (xii) enter into any transactions (except as expressly permitted by the Purchase Agreement) with any "affiliate" or "associate" (as such terms are defined under Rule 12b-2 under the Securities Exchange Act of 1934, as amended) other than any transactions existing as of the date hereof, transactions with Pharm Comm, Inc. or transactions in the ordinary course of business and on an arm's length basis with Generest, Inc., and Aesgen, Inc.;

                  (xiii) amend its certificate of incorporation or by-laws, including, without limitation, any change in the number of directors comprising its Board of Directors;

                   (xiv) amend, modify or waive any provision of the Purchase Agreement or the Documents in any manner which adversely affects the rights of the Investors, or become a party to any agreement which by its terms restricts the Corporation's performance of, the terms of the Documents;

                    (xv)   change its independent certified accountants;

                   (xvi) appoint or remove any person to or from the position of Chief Executive Officer or appoint any person to the position of Chief Financial Officer; or

                  (xvii) register any securities under the Securities Act in an initial public offering which is not a Qualified IPO;

                 (xviii)   grant any registration rights which are inconsistent
         with the terms of the Registration Rights Agreement; or

                   (xix) agree or otherwise commit to take any of the actions set forth in the foregoing subparagraphs (i) through (xviii).

        SECTION 15. PharmComm Option. (a) Schedule 15(a) hereto sets forth a list of all persons who are currently stockholders of the Corporation and who shall be issued securities of PharmComm, Inc. upon the capitalizaton thereof to occur promptly following the date hereof (the "PharComm Stockholders"), including the number of shares to be issued to such persons.

        (b) The PharComm Stockholders are hereby granting the Corporation an option (the "Option"), exercisable at any time after the date hereof and prior to the Option Expiration Date (as defined below), to purchase all shares of capital stock in PharmComm, Inc. to be acquired by them upon the capitalization of PharmComm, Inc. (the "PharmComm Stock") at a per share price equal to the Option Exercise Price (as defined below) in accordance with the terms of this
Section 15. The Corporation shall exercise the Option (i) prior to the earlier of a Qualified IPO and the Option Expiration Date (as defined below) unless, with the consent of GSCP, it determines not to exercise the Option, and (ii) from and after a Qualified IPO and prior to the Option Expiration Date, if the directors of the Corporation (other than Sancilio and Waters) that are neither employees of the Corporation nor otherwise affiliated with PharmComm, Inc. determine that such exercise is advisable. The Corporation shall exercise the option by providing the PharmComm Stockholders written notice of such exercise and the closing of such sale of shares (the "PharmComm Closing") shall occur within five days after such exercise. At the PharmComm Closing, each of the PharmComm Stockholders shall deliver to the Corporation the shares of PharmComm Stock being sold by them duly endorsed for transfer. The Option shall terminate on November 17, 1996 (the "Option Expiration Date"). With respect to any share of PharmComm Stock, the Option Exercise Price shall mean the actual price paid by the selling PharmComm Stockholder, as the case may be, for such share of PharmComm Stock together with interest accruing on such amount at an annual rate of 12% from the date such share of PharmComm stock was purchased until the PharmComm Closing.

        (c) From the date hereof and until the Option Expiration Date, the PharmComm Stockholders shall cause PharmComm not to (i) pay, or set aside any sums for the payment of, any dividends or make any distribution on, any shares of its capital stock, (ii) sell, transfer, redeem, repurchase or otherwise acquire any outstanding shares of its capital stock or (iii) suffer any Encumbrance to exist on any outstanding shares of PharmComm Stock.

        SECTION 16. Funding of 1995 Stock Options. The Corporation has adopted a 1995 Stock Option Plan (the "1995 Plan") pursuant to which it may grant to employees options (each a "1995 Option") to purchase up to 1,917.3 shares of Common Stock. Upon the exercise of any 1995 Option, the Corporation shall promptly, but in no event later than two days after notice of such exercise, notify Waters and Sancilio of such exercise (such notice, the "Option Notice") and shall specify the amount of shares to be purchased under such Option (the "Option Shares") and the exercise price per share (the "Option Price"). Waters and Sancilio hereby agree that, within two days after receipt of the Option Notice, they will sell to the Corporation, for cash, an amount of shares of Class B Non-Voting Common Stock equal to the Option Shares at a price per share equal to the Option Price. The obligation of Waters and Sancilio under this paragraph shall be joint and several, but as between them Waters shall sell 45% and Sancilio shall sell 55% of the amount of such Option Shares.

        SECTION 17. Legends. Each certificate representing shares of Stock shall bear a legend containing the following words:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE

        SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT."

        "IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE STOCKHOLDER AGREEMENT DATED AS OF NOVEMBER 17, 1995 BY AND AMONG APPLIED ANALYTICAL INDUSTRIES, INC. AND THE PARTIES THERETO, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE CORPORATION."

The requirement that the above securities legend be placed upon certificates evidencing any such securities shall cease and terminate upon the earliest of the following events: (i) when such shares are transferred in an underwritten public offering, (ii) when such shares are transferred pursuant to Rule 144 under the Securities Act or (iii) when such shares are transferred in any other transaction if the seller delivers to the Corporation an opinion of its counsel, which counsel and opinion shall be reasonably satisfactory to the Corporation, or a "no-action" letter from the staff of the SEC, in either case to the effect that such legend is no longer necessary in order to protect the Corporation against a violation by it of the Securities Act upon any sale or other disposition of such shares without registration thereunder. The requirement that the above legend regarding the Stockholder Agreement be placed upon certificates evidencing any such securities shall cease and terminate upon the termination of this Agreement. Upon the occurrence of any event requiring the removal of a legend hereunder, the Corporation, upon the surrender of certificates containing such legend, shall, at its own expense, deliver to the holder of any such shares as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such shares not bearing such legend.

        SECTION 18. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

        SECTION 19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

        SECTION 20. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors, assigns, heirs and personal representatives. Except pursuant to a Sale of Stock permitted by Section 3, no Stockholder shall have the right to assign its rights and obligations under this Agreement without the consent of the other Stockholders. Upon any such assignment, such assignee shall have and be able to exercise all rights of the assigning Stockholder.

        SECTION 21. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

        (i)    if to the Corporation, to:

               Applied Analytical Industries, Inc. 5051 New Centre Drive Wilmington, NC 28403 Telecopy: (910) 392-6557 Attention: R. Forrest Waldon, Esq.

               with a copy to:

               Robinson, Bradshaw & Hinson, P.A. 1900 Independence Center 101 North Tryon Street Charlotte, NC 28246 Telecopy: (704) 377-2536 Attention: Stephen M. Lynch, Esq.

        (ii)   if to the GSCP Parties, to:

               GS Capital Partners II, L.P.
               85 Broad Street
               New York, New York  10004
               Telecopy:  (212) 902-3000
               Attention:  Carla Skodinski

               with a copy to:

               Fried, Frank, Harris, Shriver & Jacobson
               One New York Plaza
               New York, New York  10004
               Telecopy:  (212) 859-8586
               Attention:  Stuart Z. Katz, Esq.

        (iii) If to any other Stockholder, to the notice information set forth in Schedule 1 hereto.

                    [THIS PAGE WAS INTENTIONALLY LEFT BLANK]

All such notices, requests, consents and other communications shall be deemed to have been given when received.

        SECTION 22. Amendments. The terms and provisions of this Agreement may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, pursuant to the written consent of the parties hereto.

        SECTION 22A. Headings. The headings of the Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

        SECTION 22B. Nouns and Pronouns. Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

        SECTION 22C. Remedies. Without intending to limit the remedies available to any party hereto, each party (i) acknowledges that breach of this Agreement will result in irreparable harm for which there is no adequate remedy at law, and (ii) agrees that any party seeking to enforce this Agreement shall be entitled to injunctive relief or other equitable remedies upon any such breach.

        SECTION 23. Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings with respect thereto.

        SECTION 24. Purchase Agreement. Waters and Sancilio agree to comply with the covenants and agreements set forth in Sections 4.8 and 8.2 of the Purchase Agreement.

        SECTION 25. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                CORPORATION:

                                APPLIED ANALYTICAL INDUSTRIES, INC.

                                By:    /s/ Frederick D. Sancilio
                                       -------------------------------
                                       Name:
                                       Title:


                                GSCP PARTIES:

                                GS CAPITAL PARTNERS II, L.P.


                                By:    GS Advisors, L.P., its general partner

                                By:    GS Advisors, Inc., its general partner

                                By:    /s/ Richard A. Friedman
                                       -------------------------------
                                       Name:
                                       Title: President

                                GS CAPITAL PARTNERS II OFFSHORE, L.P.

                                By:    GS Advisors, II (Cayman), L.P.,
                                       its general partner

                                By:    GS Advisors II, Inc.,
                                       its general partner

                                By:    /s/ Richard A. Friedman
                                       _______________________________
                                       Name:
                                       Title: President

                                       GOLDMAN, SACHS & CO. VERWALTUNGS
                                         GMBH

                                       By:    /s/ Richard A. Friedman
                                              -------------------------------
                                              Name:
                                              Title:

                                                           and

                                       By:    /s/ C.H. Skodinski
                                              -------------------------------
                                              Name:
                                              Title: VP

                                       STONE STREET FUND 1995, L.P.

                                       By:    Stone Street Value Corp.,
                                              General Partner

                                       By:    /s/ Richard A. Friedman
                                              -------------------------------
                                              Name:
                                              Title: Vice President

                                       BRIDGE STREET FUND 1995, L.P.

                                       By:    Stone Street Value Corp.,
                                              Managing General Partner

                                       By:    /s/ Richard A. Friedman
                                              -------------------------------
                                              Name:
                                              Title: Vice President

                                       WAKEFIELD GROUP LIMITED PARTNERSHIP

                                       By:    Anna W. Spangler, Inc.
                                              General Partner

                                       By:    /s/ William D. Cornwell, Jr.
                                              -------------------------------
                                              Name:
                                              Title: Secretary

                                       NORO-MOSELEY PARTNERS III, L.P.

                                       By:    MOSELEY & COMPANY - III L.L.C.
                                              General Partner

                                       By:    /s/ Jack R. Kelly, Jr.
                                              -------------------------------
                                              Name:
                                              Title: Member

                                       /s/ James L. Waters
                                       -----------------------------------
                                       JAMES L. WATERS



                                       /s/ Frederick D. Sancilio
                                       ------------------------------------
                                       FREDERICK D. SANCILIO


                                       /s/ Richard C. Waters
                                       ------------------------------------
                                       RICHARD C. WATERS



                                       /s/ Patricia B. Waters
                                       ------------------------------------
                                       PATRICIA B. WATERS



                                       /s/ Stephen R. Roop
                                       ------------------------------------
                                       STEPHEN R. ROOP



                                       /s/ Barbara W. Roop
                                       ------------------------------------
                                       BARBARA W. ROOP



                                       /s/ Janet M. Smith
                                       ------------------------------------
                                       JANET M. SMITH, TRUSTEE FOR THE
                                       JAMES L. WATERS IRREVOCABLE TRUST
                                       FOR THE BENEFIT OF ANDREW P. WATERS



                                       /s/ Janet M. Smith
                                       ------------------------------------
                                       JANET M. SMITH, TRUSTEE FOR THE
                                       JAMES L. WATERS IRREVOCABLE TRUST
                                       FOR THE BENEFIT OF EMILY C. WATERS



                                       /s/ Faith P. Waters
                                       ------------------------------------
                                       FAITH P. WATERS

                                       /s/ Richard L. Bennett
                                       ------------------------------------
                                       RICHARD L. BENNETT




                                       /s/ Anthony F. Arato
                                       ------------------------------------
                                       ANTHONY F. ARATO




                                       /s/ William H. Underwood
                                       ------------------------------------
                                       WILLIAM H. UNDERWOOD




                                       /s/ R. Forrest Waldon
                                       ------------------------------------
                                       R. FORREST WALDON